UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2005
PARALLEL PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

0-13305 (Commission file number )	75-1971716 (IRS employer identification number)

1004 N. Big Spring, Suite 400, Midland, Texas (Address of principal executive offices)	79701 (Zip code)
(432) 684-3727
(Registrant’s telephone number including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.01. Completion of Acquisition or Disposition of Assets.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
Fourth Amendment to Second Amended/Restated Credit Agreement
Second Lien Term Loan Agreement
Intercreditor and Subordination Agreement

Item 1.01. Entry into a Material Definitive Agreement.
     On November 15, 2005, Parallel Petroleum Corporation and its subsidiaries, Parallel, L.P. and Parallel, L.L.C., entered into a Fourth Amendment to Second Amended and Restated Credit Agreement, dated as of November 15, 2005, with Citibank Texas, N.A, BNP Paribas, Citibank, F.S.B. and Western National Bank. This Fourth Amendment was entered into for the purpose of permitting Parallel Petroleum Corporation and Parallel, L.P. (collectively, “Parallel”) to incur $50 million of subordinated indebtedness under a new Second Lien Term Loan Agreement described below under the caption “Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant”, and for the further purpose of permitting Parallel to secure the subordinated indebtedness with second liens on Parallel’s properties and assets. In addition to certain provisions included in the Fourth Amendment to conform to the Second Lien Term Loan Agreement, the Fourth Amendment also includes a “cross-default” provision providing that the occurrence of an event of default under the Second Lien Term Loan Agreement will constitute an event of default under Parallel’s Second Amended and Restated Loan Agreement or, “the senior revolving credit facility”.
     The above summary of the material provisions of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the terms of the Fourth Amendment, which is attached to this Current Report on From 8-K as Exhibit 10.1.
Item 2.01. Completion of Acquisition or Disposition of Assets.
     As reported in our Form 8-K Report dated October 14, 2005, and filed with the SEC on October 20, 2005, on October 14, 2005, Parallel, L.P. entered into a Purchase and Sale Agreement with Lynx Production Company, Inc. or, “Lynx”, and nine other unaffiliated parties for the purchase of producing and non-producing oil and gas properties located in Andrews and Gaines Counties, Texas in the Permian Basin of west Texas. In a separate but related Ancillary Agreement to Purchase and Sale Agreement, dated October 14, 2005, between Parallel, L.P. and Lynx Production Company, Inc., Lynx reserved a 10.0% working interest in the properties being sold to Parallel, L.P. under the Purchase and Sale Agreement. After giving effect to the 10% interest reserved by Lynx under the Ancillary Agreement to Purchase and Sale Agreement, the total purchase price for all of the properties, excluding adjustments, is $44.5 million. In addition to its 10% reserved interest, Lynx has the right to acquire an undivided 10% of the interest acquired by Parallel in oil and gas leases within a specified area of mutual interest. Additionally, each of Parallel and Lynx have reciprocal lease acquisition rights, for a period of three years, which entitles Parallel and Lynx to acquire from the other certain oil and gas leasehold interests that they may acquire within specified lands.
     Under the Purchase and Sale Agreement, each seller is entitled to schedule the closing date as to his or its respective interest in the properties to be sold at any time between November 15, 2005 and January 15, 2006, so long as the first closing occurred on November 15, 2005 at which Lynx and other sellers convey a minimum of an undivided 40% interest in the properties covered by the Purchase and Sale Agreement. The closings are subject to customary conditions, including the absence of any proceedings before any court or governmental authority, the accuracy of representations and warranties of the parties, all necessary consents of and filings with any state or federal governmental authority having been obtained, and the due and valid authorization, execution and delivery of the Purchase and Sale Agreement by all parties. Subject to the terms of the Purchase and Sale Agreement, Parallel is required to purchase, and the sellers are required to sell to Parallel, approximately 6,100 gross (5,490 net) acres and 35 gross (31.5 net) producing oil and gas wells. Parallel, L.P. will own a 90.0% working interest and 67.5% net revenue interest in the properties acquired.
     Parallel, L.P. completed the first closing under the Purchase and Sale Agreement on November 15, 2005. The total purchase price, including adjustments, for the initial portion of the properties acquired on November 15, 2005 was $20.8 million. This first closing represents approximately 2.9 million equivalent barrels of proved oil and gas reserves out of a total of 6.4 million equivalent barrels of oil of proved reserves if all of the properties are acquired. Parallel Petroleum Corporation became the operator of the properties subject to the Purchase and Sale Agreement.
     Parallel has no relationship with Lynx or any of the other selling parties, other than in respect of the Purchase and Sale Agreement and the Ancillary Agreement to Purchase and Sale Agreement.
     Parallel financed the purchase price with loan proceeds drawn under Parallel’s senior revolving credit facility provided by Citibank Texas, N.A., BNP Paribas and Western National Bank.
     All of the properties acquired on November 15, 2005 from Lynx and the other selling parties were pledged as additional collateral to further secure the payment and performance of Parallel’s indebtedness and obligations under its senior revolving credit facility and a new Second Lien Term Loan Agreement described below.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On November 15, 2005, Parallel entered into a Second Lien Term Loan Agreement or, “Term Loan Agreement”, with BNP Paribas and Citibank Texas, N.A. Parallel entered into the Term Loan Agreement for the purpose of reducing outstanding indebtedness under its senior revolving credit facility and having additional funds available to purchase oil and gas properties, including the purchase of the oil and gas properties from Lynx.
     The Term Loan Agreement provides for a five year term loan maturing on November 15, 2010. The principal amount outstanding under the Term Loan Agreement is $50 million, of which approximately $25.7 million was used to reduce outstanding indebtedness under our senior revolving credit facility and the remaining $24.3 million will be used to complete the purchase of the remaining properties under the Lynx Purchase and Sale Agreement.
     Loans made to us under the Term Loan Agreement bear interest at BNP Pariba’s prime rate plus 3.50%, or the LIBO rate plus 4.50%, at our election. Presently, our loans under the Term Loan Agreement bear interest at the LIBO rate plus 4.50. In the case of prime rate loans, interest is payable on the last day of each March, June, September and December. In the case of LIBO loans, interest is payable on the last day of each applicable interest period. As required by the Term Loan Agreement, we paid an arrangement fee in the amount of $750,000 and we are required to pay an annual agency fee in the amount of $15,000.
     The maturity date of our loans under the Term Loan Agreement may be accelerated by the lenders upon the occurrence of specified events of default under the Term Loan Agreement. Generally, the events of default specified in the Term Loan Agreement include:
•	failure to timely pay the interest on and principal of the loans;

•	any representation or warranty being untrue in any material respect;

•	failure to observe or perform any of the covenants contained in the loan documents;

•	default on indebtedness (other than under the Credit Agreement) of $2,500,000 or more;

•	liquidation or reorganization under any insolvency law;

•	final judgment against us in the amount of $2,500,000 or more;

•	the occurrence of an event of default under any of our hedging transactions;

•	the occurrence of a change of control; and

•	any of the loan documents between us and the lenders ceasing to be in full force and effect.
     Parallel, L.L.C., a subsidiary of Parallel Petroleum Corporation, guaranteed payment of the loans.
     Our obligations under the Term Loan Agreement are secured by a second lien on substantially all of our oil and gas properties, including the properties we purchased under the Lynx Purchase and Sale Agreement on November 15, 2005, and a second lien on our ownership interests in Parallel, L.P. and Parallel, L.L.C.
     In addition to customary affirmative covenants, the Term Loan Agreement contains various restrictive covenants and compliance requirements. Among these restrictions are limitations on our ability to:
•	dispose of assets;

•	incur additional indebtedness;

•	create liens on our assets;

•	enter into specified investments or acquisitions;

•	repurchase, redeem or retire our capital stock or other securities;

•	merge or consolidate, or transfer all or substantially all of our assets and the assets of our subsidiaries;

•	engage in specified transactions with subsidiaries and affiliates;

•	engage in other specified corporate activities; and

•	the Term Loan Agreement also contains restrictions on all retained earnings and net income for payment of dividends on our common stock.
     The Term Loan Agreement also requires that we have:
•	at the date of any determination, a ratio of total debt to EBITDAX (as defined in the Term Loan Agreement) not greater than 4.0 to 1.0; and

•	at the date of any determination, a ratio of total reserve value to total debt (as defined in the Term Loan Agreement) of not less than 1.5 to 1.0.

     As part of the closing transactions under the Term Loan Agreement, Parallel and its subsidiaries also entered into an Intercreditor and Subordination Agreement or, “Intercreditor Agreement”, with the lenders under the Term Loan Agreement and the lenders under Parallel’s senior revolving credit facility. The Intercreditor Agreement specifies the rights and obligations of the senior lenders under our senior revolving credit facility and the rights and obligations of the junior lenders under the Term Loan Agreement, primarily as they relate to priority of payment and liens between the senior lenders and the junior lenders. Generally, the right of payment and the liens granted to the lenders under the Term Loan Agreement are subordinate to the rights of the lenders under the senior revolving credit facility.
     The above summaries of the material provisions of the Term Loan Agreement and the Intercreditor Agreement do not purport to be complete and are qualified in their entirety by reference to the terms of the Term Loan Agreement and the Intercreditor Agreement, which are attached to this Current Report on Form 8-K as Exhibit 10.4 and Exhibit 10.5.

Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits

Exhibit No.	Description

*10.1	Fourth Amendment to Second Amended and Restated Credit Agreement, dated as of November 15, 2005, among Parallel Petroleum Corporation, Parallel, L.P., Parallel, L.L.C., Citibank Texas, N.A., BNP Paribas, Western National Bank and Citibank, F.S.B.

10.2	Purchase and Sale Agreement, dated as of October 14, 2005, among Parallel, L.P., Lynx Production Company, Inc., Elton Resources, Inc., Cascade Energy Corporation, Chelsea Energy, Inc., William P. Sutter, Trustee, William P. Sutter Trust, J. Leroy Bell, E. L. Brahaney, Brent Beck, Cavic Interests, LLC and Stanley Talbott (Incorporated by reference to Exhibit 10.2 of Form 8-K dated October 14, 2005 and filed with the Securities and Exchange Commission on October 20, 2005)

10.3	Ancillary Agreement to Purchase and Sale Agreement, dated October 14, 2005, between Parallel, L.P. and Lynx Production Company, Inc. (Incorporated by reference to Exhibit 10.3 of Form 8-K dated October 14, 2005 and filed with the Securities and Exchange Commission on October 20, 2005)

*10.4	Second Lien Term Loan Agreement, dated November 15, 2005, among Parallel Petroleum Corporation, Parallel, L.P., BNP Paribas and Citibank Texas, N.A.

*10.5	Intercreditor and Subordination Agreement, dated November 15, 2005, among Citibank Texas, N.A., BNP Paribas, Parallel Petroleum Corporation, Parallel, L.P. and Parallel, L.L.C.

*Filed herewith.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Dated: November 21, 2005

PARALLEL PETROLEUM CORPORATION
By:	/s/ Larry C. Oldham
Larry C. Oldham, President

EXHIBIT INDEX

Exhibit No.	Description

*10.1	Fourth Amendment to Second Amended and Restated Credit Agreement, dated as of November 15, 2005, among Parallel Petroleum Corporation, Parallel, L.P., Parallel, L.L.C., Citibank Texas, N.A., BNP Paribas, Western National Bank and Citibank, F.S.B.

10.2	Purchase and Sale Agreement, dated as of October 14, 2005, among Parallel, L.P., Lynx Production Company, Inc., Elton Resources, Inc., Cascade Energy Corporation, Chelsea Energy, Inc., William P. Sutter, Trustee, William P. Sutter Trust, J. Leroy Bell, E. L. Brahaney, Brent Beck, Cavic Interests, LLC and Stanley Talbott (Incorporated by reference to Exhibit 10.2 of Form 8-K dated October 14, 2005 and filed with the Securities and Exchange Commission on October 20, 2005)

10.3	Ancillary Agreement to Purchase and Sale Agreement, dated October 14, 2005, between Parallel, L.P. and Lynx Production Company, Inc. (Incorporated by reference to Exhibit 10.3 of Form 8-K dated October 14, 2005 and filed with the Securities and Exchange Commission on October 20, 2005)

*10.4	Second Lien Term Loan Agreement, dated November 15, 2005, among Parallel Petroleum Corporation, Parallel, L.P., BNP Paribas and Citibank Texas, N.A.

*10.5	Intercreditor and Subordination Agreement, dated November 15, 2005, among Citibank Texas, N.A., BNP Paribas, Parallel Petroleum Corporation, Parallel, L.P. and Parallel, L.L.C.

*Filed herewith.